UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2018

GridIron BioNutrients, Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-55852

(Commission File Number)

36-4797193

(IRS Employer Identification No.)

1119 West 1st Ave., Ste. G

Spokane, Washington 99021

(Address of principal executive offices)(Zip Code)

(800) 570-0438

Registrant’s telephone number, including area code

___________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

Effective July 30, 2018, GridIron BioNutrients, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with two (2) accredited investors (the “Purchasers”) pursuant to which the Company agreed to sell and the Purchasers agreed to purchase, subject to certain customary closing conditions, an aggregate of $1,060,000 convertible preferred stock units (the “Units”). Each Unit consists of one share of Series A Preferred Stock (the “Series A Preferred Stock”) and one warrant (a “Warrant”). The Securities Purchase Agreement contains customary representations, warranties, and covenants by, among, and for the benefit of the parties. The Company closed on the sale of the Units on August 10, 2018. The Company received $1,006,000, net of a 5% percent original issue discount for the Units, at closing of the sale of the Units.

Each share of Series A Preferred Stock has a dividend of 5% per annum, has a liquidation preference senior to all other capital stock of the Company, and is convertible at any time, at the election of the holder of the Series A Preferred Stock, into one share of common stock at a conversion price of $0.125 per share, which conversion price is subject to adjustment for a term of two (2) years for stock splits, stock dividends, combinations, or similar events, and has full ratchet anti-dilution protection. Additionally, each holder of Series A Preferred Stock and has voting rights equal to that number of shares of common stock into which such holder’s shares of Series A Preferred Stock would be convertible on the record date for the vote or consent of stockholders, and shall otherwise have voting rights and powers equal to the voting rights and powers of the common stock. The Company has a right to purchase any outstanding shares of Series A Preferred Stock, with 20 days’ notice, at (i) a 115% premium before 180 days after the closing, and (ii) a 125% premium following the 181st day after closing. The holders of shares of Series A Preferred Stock have a right to participate in 50% of all financings of the Company, except for certain exempt offers and sales, for a period of two (2) years following the closing or if there are no shares of Series A Preferred Stock outstanding.

Each Warrant is convertible into one share of common stock at a conversion price of $0.165 per share, for a term of three years, and contains a cashless exercise feature, if such Warrant not registered in a registration statement. The conversion price of $0.165 is subject to adjustment for (i) stock splits, stock dividends, combinations, or similar events and (ii) full ratchet anti-dilution protection. The Company may call the warrants if shares of the Company’s common stock trades at a volume weighted average price of not less than $0.30 for ten (10) consecutive trading days and are covered by an effective registration statement, where the average daily volume of the common stock for the previous ten trading days has been greater than $75,000.

Registration Rights Agreement

In connection with the offer and sale of the Units, the Company and the Purchasers entered into a Registration Rights Agreement dated July 30, 2018, pursuant to which the Company is obligated to register all of the shares of common stock underlying the Series A Preferred Stock and the Warrants, which amounts to 16,960,000 shares of common stock amounts as of the date of filing of this Form 8-K.

The foregoing description of the Securities Purchase Agreement, the Registration Rights Agreement, the Warrant, Certificate of Amendment dated July 16, 2018, Certificate of Amendment dated August 1, 2018, Certificate of Designation dated July 31, 2018, and Certificate of Correction dated August 1, 2018, are qualified in its entirety by reference to the full text of such documents, copies of which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 4.1, Exhibit 3.1.1, Exhibit 3.1.2, Exhibit 3.1.3 and Exhibit 3.1.4, respectively, to this Current Report on Form 8-K and which are incorporated by reference herein in their entirety.

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Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to Articles of Incorporation

On July 16, 2018, the Board of Directors and one (1) stockholder adopted and approved a resolution to effect an amendment to our Articles of Incorporation to authorize the creation of 5,000,000 shares, designated as our Preferred Stock. On July 16, 2018, the Company filed a Certificate of Amendment to its Articles of Incorporation creating 5,000,000 shares of preferred stock.

On August 1, 2018, the Board of Directors and one (1) stockholder adopted and approved a resolution to effect an amendment to our Articles of Incorporation to authorize the creation of 25,000,000 shares, designated as our Preferred Stock. On August 1, 2018, the Company filed a Certificate of Amendment to its Articles of Incorporation creating 25,000,000 shares of preferred stock.

On July 30, 2018, the Board of Directors of the Company authorized the designation of 9,000,000 shares of Series A Preferred Stock. On July 31, 2018, the Company filed a Certificate of Designation with the Secretary of State of the State of Nevada, creating 900,000 shares of Series A Preferred Stock. The material materials terms, powers, preferences and rights of the Series A Preferred Stock are disclosed in Item 1.01 to this Current Report on Form 8-K and incorporated by reference into this Item 5.03.

On August 1, 2018, the Company filed a Certificate of Correction, correcting the number of shares designated a Series A Preferred Stock, as printed in the Certificate of Designation, from 900,000 to 9,000,000.

Principal effects of the creation of “blank check” preferred stock.

The Certificate of Amendment filed with the Secretary of State of the State of Nevada on July 16, 2018, and the Certificate of Amendment, filed with the Secretary of State of the State of Nevada on August 1, 2018 on August 1, 2018 are collectively referred to herein as the “Preferred Stock Amendment.” Subject to the provisions of the Preferred Stock Amendment and the limitations prescribed by law, our Board of Directors would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the Preferred Stock, in each case without any further action or vote by our stockholders. Our Board of Directors would be required to make any determination to issue shares of Preferred Stock based on its judgment as to what is in our best interests and the best interests of our stockholders. The Preferred Stock Amendment will give our Board of Directors flexibility, without further stockholder action, to issue Preferred Stock on such terms and conditions as our Board of Directors deems to be in our best interests and the best interests of our stockholders.

The authorization of the Preferred Stock will provide us with increased financial flexibility in meeting future capital requirements. It will allow Preferred Stock to be available for issuance from time to time and with such features as determined by our Board of Directors for any proper corporate purpose. It is anticipated that such purposes may include, without limitation, exchanging Preferred Stock for common stock, the issuance for cash as a means of obtaining capital for our use, or issuance as part or all of the consideration required to be paid by us for acquisitions of other businesses or assets.

The issuance by us of Preferred Stock could dilute both the equity interests and the earnings per share of existing holders of our common stock. Such dilution may be substantial, depending upon the amount of shares issued. The newly authorized shares of Preferred Stock could also have voting rights superior to our common stock, and therefore would have a dilutive effect on the voting power of our existing stockholders.

Any issuance of Preferred Stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of our Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of our Company. Shares of voting or convertible Preferred Stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of our Company by means of a tender offer, proxy contest, merger or otherwise. The ability of our Board of Directors to issue such shares of Preferred Stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of our Company by tender offer or other means. Such issuances could therefore deprive our stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such shares of Preferred Stock to persons friendly to our Board of Directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

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The Company has (i) no present plans or commitments for the issuance or use of the Preferred Stock in connection with any financing, and (ii) no present plans, proposals or arrangements, written or otherwise, at this time to issue any of the Preferred Stock in connection with a merger, share exchange or acquisition.

Anti-takeover Effects

The Preferred Stock Amendment will provide us with shares of Preferred Stock which would permit us to issue additional shares of capital stock that could dilute the ownership of the holders of our common stock by one or more persons seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of GridIron BioNutrients with another company. The creation of the Preferred Stock is not being undertaken in response to any effort of which our Board of Directors is aware to enable anyone to accumulate shares of our common stock or gain control of GridIron BioNutrients. The purpose of the creation of the Preferred Stock is to grant us the flexibility to issue our equity securities in the manner best suited for our Company, or as may be required by the capital markets. However, we presently have no plans, proposals, or arrangements to issue any of the newly authorized shares of Preferred Stock for any purpose whatsoever, including future acquisitions and/or financings.

Other than the creation of the “blank check” Preferred Stock, our Board of Directors does not currently contemplate the adoption of any other amendments to our Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of GridIron BioNutrients. While it is possible that management could use the additional authorized shares of common stock or Preferred Stock to resist or frustrate a third-party transaction that is favored by a majority of the independent stockholders, we have no intent, plans or proposals to use the newly created Preferred Stock as an anti-takeover mechanism or to adopt other provisions or enter into other arrangements that may have anti-takeover consequences.

While the creation of the “blank check” Preferred Stock may have anti-takeover ramifications, our Board of Directors believes that the financial flexibility offered by such corporate actions will outweigh the disadvantages. To the extent that these corporate actions may have anti-takeover effects, third parties seeking to acquire us may be encouraged to negotiate directly with our Board of Directors, enabling us to consider the proposed transaction in a manner that best serves the stockholders’ interests.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

3.1.1	Certificate of Amendment to Articles of Incorporation dated July 16, 2018.
3.1.2	Certificate of Amendment to Articles of Incorporation dated August 1, 2018.
3.1.3	Certificate of Designation dated July 31, 2018.
3.1.4	Certificate of Correction dated August 1, 2018.
4.1	Form of Warrant, dated July 30, 2018.
10.1	Form of Securities Purchase Agreement, dated July 30, 2018
10.2	Form of Registration Rights Agreement, dated July 30, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GridIron BioNutrients, Inc.

Date: August 16, 2018	By:	/s/ Timothy Orr
	Name:	Timothy Orr
	Title:	President

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